Exhibit 10.5

November 7, 2014

Officers and Board of Directors of
JetPay Corporation and

Officers and Managers of

ACI Merchant Systems, LLC

1175 Lancaster Drive, Suite 200

Berwyn, PA 19312

Gentlemen:

In connection with your service as officers, managers and/or members of the Board of Directors of JetPay Corporation, a Delaware Corporation or any wholly owned subsidiary thereof (collectively, the “Corporation”) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we hereby agree, effective as of November 7, 2014, to indemnify and hold harmless each of you (each, an “indemnified person”) to the full extent lawful, from and against any and all losses, claims, actions, damages, liabilities, costs, charges and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by you by reason of, or arising out of, any pending, threatened or completed action, suit, investigation or other proceeding or any act or omission or alleged act done or omitted in connection with or otherwise based upon the performance or execution of your duties as an individual who is a present or former director, officer or manager of the Corporation and who is made a party to a proceeding by reason of his or her service in that capacity or an individual who, while a director or manager of the Corporation and at the request of the Corporation, serves or has served as a director, officer, manager, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party or a witness to the proceeding by reason of his or her service in that capacity. The Corporation agrees to maintain D&O liability insurance coverage in substantially the form currently provided to directors for their service on the Board and officers and managers for their service to the Corporation, except to the extent of such changes the Board, in its sole discretion, may from time to time approve. You will not be entitled to indemnification, however, for any liability to the Corporation or its stockholders to which you would otherwise be subject by reason of your willful misfeasance, bad faith, gross negligence or by reckless disregard of the duties involved in the conduct of your office, provided, however, that the Corporation shall advance all expenses (including reasonable counsel and expert fees) incurred in defending any action or proceeding referred to herein in advance of the final disposition of the action or proceeding upon receipt of your undertaking to repay all such sums if it is ultimately determined that you are not entitled to be indemnified by the Corporation. This letter agreement is binding on us with respect to each of you severally.

Promptly after receipt by you of notice of any complaint or the commencement of any action or proceeding against you with respect to which indemnification is being sought hereunder, you will notify us in writing as soon as possible of such complaint or of the commencement of such action or proceeding, but failure so to notify us will relieve us from any liability which we may have hereunder only if, and to the extent that such failure results in the forfeiture by us of substantial rights and defenses, and will not in any event relieve us from any other obligation or liability that we may have to you otherwise than under this letter agreement. If we so elect or are requested by you, we will assume the conduct of the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to you and the payment of the reasonable fees and disbursements of such counsel. In the event, however, you reasonably determine in your judgment that having common counsel would present such counsel with a conflict of interest or if the defendants in, or targets of, any such action or proceeding include both you and us, and you reasonably conclude that there may be legal defenses available to you or other indemnified persons that are different from or in addition to those available to us, or if we fail to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to you, in either case in a timely manner, then you may employ separate counsel to represent or defend you in any such action or proceeding and we will pay the reasonable fees and disbursements of such counsel including, without limitation, expert fees, if necessary; provided, however, that we will not be required to pay the fees and disbursements of more than one separate counsel (in addition to local counsel) for all indemnified persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which we assume, you will have the right to participate in such litigation and to retain your own counsel at your own expense. We further agree that we will not, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not you are an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of you and each other indemnified person hereunder from all liability arising out of such claim, action, suit or proceeding.

Subject to applicable law, we further agree that we will promptly advance or reimburse you hereunder for all expenses (including reasonable fees and disbursements of counsel and, if necessary, expert witnesses) as they are incurred by you in connection with investigating, preparing for or defending, or providing evidence in, any pending or threatened action, claim, suit or proceeding in respect of which indemnification may be sought hereunder, whether or not in connection with pending or threatened litigation in which you are a party, and in enforcing this agreement.

Our indemnity, reimbursement and other obligations under this letter agreement shall be in addition to any rights that you may have under any bylaw, vote of shareholders or disinterested directions, at common law or otherwise and shall be binding on our successors and assigns.

This letter agreement and all disputes arising from or relating to performance under this letter agreement shall be governed by and construed in accordance with the laws of New York, and each of the parties to this letter agreement submits to the non-exclusive jurisdiction of the courts of New York in connection with such disputes.

Signed for and on behalf of JetPay Corporation

/s/ Peter B. Davidson
By:	Peter B. Davidson
Title:	Vice Chairman and Secretary

AGREED AND ACKNOWLEDGED:

JetPay Corporation

/s/ Peter B. Davidson
Name:	Peter B. Davidson
Title:	Vice Chairman and Secretary

/s/ Cathy Smith
Name:	Cathy Smith

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